UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

In this Current Report on Form 8-K, references to “we,” “us,” “our” or the “Company” refer to Annaly Capital Management, Inc. and its consolidated subsidiaries. As part of a previously announced public offering of its common stock, the Company disclosed the following estimated preliminary financial results for the quarter ended June 30, 2017.

Preliminary Estimates of Net Income Per Average Common Share, Core Earnings (excluding PAA) Per Average Common Share and Core Earnings Per Average Common Share for the quarter ended June 30, 2017 and Book Value Per Common Share and Economic Leverage at June 30, 2017

Although our financial results for the second quarter 2017 are not yet finalized, we estimate the following:

•	Net income (loss) per average common share. Our net income (loss) per average common share for the quarter ended June 30, 2017 was $(0.01), compared to $0.41 and ($0.32) per average common share for the quarters ended March 31, 2017 and June 30, 2016, respectively.

•	Core earnings (excluding PAA) per average common share. Our core earnings (excluding the premium amortization adjustment, or PAA) were $0.30 per average common share for the quarter ended June 30, 2017, compared to $0.31 and $0.29 per average common share for the quarters ended March 31, 2017 and June 30, 2016, respectively.

•	Core earnings per average common share. Our core earnings were $0.23 per average common share for the quarter ended June 30, 2017, compared to $0.29 and $0.19 per average common share for the quarters ended March 31, 2017 and June 30, 2016, respectively.

•	Book value per common share. Our book value per common share at June 30, 2017 was $11.19, compared to $11.23 per common share at March 31, 2017.

•	Economic leverage. Our economic leverage ratio, which is computed as the sum of recourse debt, to-be-announced (or TBA) derivative notional outstanding and net forward purchases of investments divided by total equity, at June 30, 2017 was 6.4:1, compared to 6.1:1 at March 31, 2017. Recourse debt consists of repurchase agreements and other secured financing.

Per share amounts at June 30, 2017 are based on 1,019,027,880 common shares issued and outstanding as of such date.

We define core earnings, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of dollar roll income and realized amortization of mortgage servicing rights, or MSRs. We also present core earnings as defined in the sentence above, but excluding the PAA, which is the component of premium amortization representing the cumulative impact on prior periods, but not on the current period, of the quarter-over-quarter change in estimated long-term constant prepayment rates.

To supplement our preliminary estimate of net income per average common share, which is prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide core earnings (excluding PAA) per average common share and core earnings per average common share (each of which are non-GAAP financial measures). The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Additionally, these non-GAAP measures may be useful in assessing our performance versus that of industry peers.

While intended to offer a fuller understanding of our results and operations, non-GAAP financial measures also have limitations. For example, we may define our non-GAAP measures differently than those of industry peers. Additionally, in the case of core earnings (excluding PAA), the amount of premium amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which we will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both our GAAP and non-GAAP financial results. Our non-GAAP measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. For additional information pertaining to our use of non-GAAP measures, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

The following table presents a summary reconciliation of our preliminary estimates of our GAAP financial results to our preliminary estimates of non-GAAP core earnings and core earnings (excluding PAA) for the quarter ended June 30, 2016. Amounts for the quarters ended March 31, 2017 and June 30, 2016 are based on actual results, as previously reported:

	For the Quarters Ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(dollars in thousands, except per share data)
GAAP net income (loss)	$14,522	$440,408	$(278,497)
Less:
Unrealized (gains) losses on interest rate swaps	177,567	(149,184)	373,220
Other adjustments: (gains) and losses (1)	3,859	(29,134)	22,351
Plus:
TBA dollar roll income and MSR amortization	63,953	55,938	79,519

Core earnings	259,901	318,028	196,593
PAA cost (benefit)	72,700	17,870	85,583

Core earnings (excluding PAA)	$332,601	$335,898	$282,176

GAAP net income (loss) per average common share (2)	$(0.01)	$0.41	$(0.32)

Core earnings per average common share (2)	$0.23	$0.29	$0.19

Core earnings (excluding PAA) per average common share (2)	$0.30	$0.31	$0.29

(1)	Comprised of realized gains (losses) on termination of interest rate swaps, net gains (losses) on disposal of investments, net gains (losses) on trading assets, net unrealized gains (losses) on investments measured at fair value through earnings, corporate acquisition related expenses and net income (loss) attributable to noncontrolling interest.
(2)	Net of dividends on preferred stock.

Our closing procedures for the three months ended June 30, 2017 are not yet complete and, as a result, our preliminary estimates of the financial information above reflect our preliminary estimate with respect to such results based on information currently available to management, and may vary from our actual financial results as of and for the quarter ended June 30, 2017. Further, these estimates are not a comprehensive statement of our financial results as of and for the quarter ended June 30, 2017. Accordingly, you should not place undue reliance on this preliminary information. These estimates, which are the responsibility of our management, were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results. Estimates of operating results are inherently uncertain and we undertake no obligation to update this information. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: our ability to accurately predict our preliminary estimates of net income per average common share and core earnings per average common share for the quarter ended June 30, 2017 and book value per share and economic leverage at June 30, 2017. The risks and uncertainties associated with forward-looking information in this report include, but are not limited to, factors that are beyond the Company’s control, including the factors listed in the Company’s Annual Report on Form 10-K, in the Company’s Quarterly Reports on Form 10-Q and in the Company’s Current Reports on Form 8-K. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC. (REGISTRANT)

Date: July 17, 2017	By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Chief Financial Officer

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